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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-40053) of SunGard Data Systems Inc. for the registration of 13,575,236 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1997 with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                          _____________________________________
                                                    Ernst & Young LLP

Palo Alto, California

November 25, 1997